EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Isaac Nussen and George Weisz, hereby jointly certify as Follows:

a.    They are the Chief Executive Officer and the Chief Financial Officer, Respectively, of Intrac, Inc. (the “Company”);

b.    To the best of their knowledge, the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30,, 2003 (the “Report”) complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

c.    To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period certified.

By:	/s/ Isaac Nussen
Isaac Nussen President and Chief Executive Officer Date: August 8, 2003

By:	/s/ George Weisz
George Weisz Chief Financial Officer Date: August 8, 2003